                                                                   Exhibit 10.12

                                     LEASE
                                     -----

     THIS LEASE, made this 1st day of June, 1999, by and between GRIDLEY ENTERPRISES, INC., an Illinois Corporation, hereinafter referred to as "Lessor," and ILLINOIS PCS, L.L.C., an Illinois Limited Liability Company, hereinafter referred to as "Lessee."

                                  WITNESSETH

     WHEREAS, Lessor is the owner of certain Premises located at 207 East Third Street in the Village of Gridley, County of McLean, State of Illinois, including a building consisting of approximately 4620 square feet, hereinafter referred to as the "Premises," and

     WHEREAS, Lessee desires to occupy and utilize the Premise for placement of its telecommunications facilities and the conduct of its telecommunications business, and

     WHEREAS, Lessor has made specialized improvements to the building on the Premises to facilitate Lessee's telecommunications operations and the housing of Lessee's electronic switching and associated equipment, all at the request of Lessee and as designed, designated and specified by Lessee and its consultant, Communications Management Specialists, and

     WHEREAS, Lessor has agreed to let, lease and demise the Premises to Lessee, and Lessee has agreed to accept a lease of the Premises as hereinafter set forth.

     NOW THEREFORE, in consideration of the covenants and agreements hereinafter set forth, Lessor hereby lets, leases and demises the Premises unto Lessee, and Lessee hereby accepts the lease of the Premises on the terms, stipulations and covenants hereinafter set forth and covenants and agrees to perform the same as follows:

     1.   Leased Premises and Term of Lease
          ---------------------------------

     Lessor does hereby let, lease and demise unto Lessee, its successors and assigns, the following described Premises in the Village of Gridley, County of McLean, State of Illinois:

          Lot 3 and the East 1/2 of Lot 4 in Block 26 in the Original Town, now Village, of Gridley, as platted by Kent and Carlisle, in McLEAN COUNTY, ILLINOIS

          Commonly known as 207 East Third Street, Gridley, Illinois,

with all appurtenances and rights thereto belonging, including the right of ingress and egress, for itself, its servants, agents and employees to have and to hold for a term of ten (10) years, commencing on or about the 1st day of June 1999 and continuing to and including the 31st day of May, 2009. At the expiration of said term, Lessee shall have the right and option to renew this Lease on the same terms and conditions for a period of five (5) years, provided however, that not less than 90 days prior to the expiration of the term of the Lease, Lessee shall give written notice to Lessor of its election to exercise said option. At the expiration of the lease renewal term provided above, if that option was exercised, Lessee shall have the right and option to again renew this Lease on the same terms and conditions for a period of five (5) years, provided however, that not less than 90 days prior to the expiration of the term of the renewal, Lessee shall give written notice to Lessor of its election to exercise said option.

     2.   Rent
          ----

     This monthly and annual base rent shall be as follows, payable in advance on or before the first day of each month during the term of this Lease or any extension or renewal thereof:

                                          Monthly         Annual
              Rent Period                Base Rent      Base Rent
     -------------------------------    -----------    -----------
       June 1, 1999 - May 31, 2004       $4,425.00      $53,100.00
       June 1, 2004 - May 31, 2009       $4,867.50      $58,410.00
       June 1, 2009 - May 31, 2014       $5,354.25      $64,251.00
       June 1, 2004 - May 31, 2019       $5,889.68      $70,676.16

     All payments of rent by Lessee shall be made to Lessor at such place or places as Lessor may in writing designate or direct.

     3.   Real Estate Taxes
          -----------------

     Lessee shall be responsible for and shall pay all real estate taxes associated with the Premises during the term of this Lease or any extension or renewal thereof. Lessor shall pay all real estate taxes for calendar year 1998 which are payable in calendar year 1999 and shall pay 5/12 of the real estate taxes for the calendar year 1999 which are payable in calendar year 2000.

     4.   Utilities, Security System and Refuse Removal
          ---------------------------------------------

     Lessee shall be responsible for and shall pay any and all charges associated with utility services provided to the Premises during the term of the Lease or any extension or renewal thereof, including electric, natural gas, telephone, water and sewer. Lessee shall also be responsible for and shall pay any and all charges associated with any security system installed on the Premises and the security service rendered to Lessee in connection therewith. Lessee shall also be responsible for and shall pay any and all refuse removal charges.

     5.   Maintenance
          -----------

     Lessor agrees to repair and maintain the structural and exterior portion of the Premises, including the roof thereof. Lessor shall have no other obligations except as expressly provided in this lease. Lessee shall be responsible for maintaining all interior portions of the building and all equipment, fixtures or systems which it has, itself, provided, including but not limited to the Liebert climate control units, the 300 KW diesel generator, the transfer switch, and the FM200 fire suppression equipment.

     Lessor's employees, representatives and contractors shall have the right to enter upon the Premises at any time during reasonable business hours for the purpose of examining or inspecting the same or making any repairs.

     6.   Quiet Enjoyment and Non-Disturbance
          -----------------------------------

     Lessor covenants and warrants that, subject to any trust deeds or mortgages now of record or hereafter placed on record, it is the owner of the Premises. Lessee, upon payment of rents as herein provided and performance of the provisions hereof on its part to be performed, shall peacefully possess and enjoy the Premises during the term hereof and any extension of renewal thereof without any interruption or disturbance.

     7.   Defense of Suit
          ---------------

     Lessee agrees that in the event Lessor is joined in any suit instituted against Lessee arising out of the possession by Lessee of the Premises, Lessee shall defend such suit for itself and Lessor, and Lessee agrees to pay all costs, expenses and attorneys fees which may be incurred in defending such suit, as well as, any judgment which may be awarded against Lessor and/or Lessee.

     8.   Specialized Improvements
          ------------------------

     Lessee acknowledges that the building on the Premises was designed and constructed as a storage building and that the intended use under this lease is other than the buildings intended purpose. Lessee acknowledges that Lessor has made specialized improvements to the building on the Premises to facilitate Lessee's telecommunications operations and the housing of Lessee's electronic switching and associated equipment, including but not limited to the specialized electrical system, ground field and lightning protection. Lessee shall provide the pad and housing for Lessee's backup generator and shall install the 300 kW diesel generator and transfer switch provided by Lessee in connection therewith. Lessee shall provide and pay all costs associated with installation of the electrical services and ground field. Lessee acknowledges that it shall provide and install its own FM200 fire suppression system and Liebert climate control devises.

     Lessee acknowledges that the improvements made to conform the building to Lessee's purposes were designed and the modifications to the building were made as designated and specified by Lessee and its consultant, Communications Management Specialists ("CMS"). Therefore, Lessee assumes all risk associated with the design and use of the building for Lessee's telecommunications operations and the housing of Lessee's electronic switching and associated equipment, and Lessee acknowledges and agrees that Lessor shall have no liability whatsoever for or arising out of the redesign of the building by Lessee and its consultant.

     9.   Responsibility for Modifications to Building
          --------------------------------------------

     Lessee was responsible for the design of the modifications, renovating and remodeling of the building on the Premises to meet its needs and has accepted, individually or through its consultant, CMS, all such modifications, renovating and remodeling as constructed by Lessor and its contractors. Lessee hereby agrees to forever release and hold Lessor harmless for any and all loss, liability, deficiency or damage, direct or indirect, suffered or incurred in respect of any claim relative to, arising out of, involving or claimed to be related to, arising out of or involving the possession, design, construction, modifications, renovating and remodeling of the building on the Premises, including the ground field.

     10.  Condition of Premises
          ---------------------

     Lessee accepts the Premises in their present condition which was modified for Lessee, at Lessor's expense, as designed and specified by Lessee and its consultant, CMS. Lessee agrees at its own expense to do any and all additional renovating and remodeling which may be necessary to place the Premises in such condition that said Premises may be occupied by Lessee for business purposes. Lessee further acknowledges and agrees that all of the design, construction, renovating and remodeling necessary to place the Premises in its present condition was done under the supervision and direction of Lessee. Lessee further agrees it will promptly pay for all additional materials and labor required to place the Premises in satisfactory condition for use so that no person, firm or corporation shall be entitled to a mechanic's lien for labor and materials furnished in the renovation and repair and remodeling of the improvements on the Premises. Lessee further agrees that it will obtain approval in writing of the Lessor prior to the commencement of further renovation, repair or remodeling.

     11.  Fixtures and Equipment
          ----------------------

     Lessee may install at its own expense on the Premises any fixtures, equipment or facilities necessary to conduct its business. Upon the expiration of the original term of this Lease or any extended term thereof, Lessee shall remove from the Premises any fixtures, equipment or facilities installed by Lessee and shall repair any damage occasioned by such removal.

     12.  Alterations
          -----------

     Lessee agrees that it will make no alterations on or to the Premises without the prior written consent of the Lessor, and such consent shall not be unreasonably withheld or delayed. Such alterations will be paid for by Lessee.

     13.  Ordinances and Rules Compliance
          -------------------------------

     Lessee covenants and agrees that it will comply with all ordinances and building rules and regulations of the Village of Gridley, County of McLean and State of Illinois.

     14.  Insurance
          ---------

     The Lessee shall pay and maintain insurance on its own equipment.

     Lessee, at its own cost and expense, throughout the term of this Lease shall maintain (or reimburse Landlord for maintaining, if such be the case) the following insurance with respect to the Premises:

          a) General public liability insurance against claims for personal injury, death, or property damage occurring upon, in or about the Premises, such insurance to afford protection to the limit of not less than One Million Dollars ($1,000,000) in respect to injury or death to a single person, and to the limit of not less than One Million dollars ($1,000,000) in respect to any one accident, and to the limit of not less than Five Hundred Thousand Dollars ($500,000) in respect to property damage;

          b) fire with full extended coverage insurance for Lessee's personal property and contents.

     Lessor, at its own cost and expense, throughout the term of this Lease shall maintain insurance for the full replacement value of the building on the Premises.

     15.  Hazardous Conditions
          --------------------

     Lessee covenants that it will not knowingly allow any condition to exist which will damage the improvements on the Premises or create a fire hazard.

     16.  Damage or Destruction
          ---------------------

     Lessor agrees that if the building in which the Premises are located is damaged or destroyed and Lessee provides written notice thereof, Lessor shall notify Lessee within five (5) days from the date of written notice of such destruction or damage whether or not Lessor intends to restore the Premises, and if Lessor so elects to restore said Premises, Lessor shall promptly undertake to replace or repair any improvements which were damaged or destroyed and shall diligently proceed to complete such replacement and/or repair within a reasonable time. If Lessor fails to notify Lessee within said five (5) day period, or notify Lessee that Lessor does not intend to restore the Premises, or if Lessor fails to restore the same to usable condition within a reasonable time, then this Lease shall terminate.

     17.  Return of Possession
          --------------------

     Lessee covenants with Lessor that at the expiration of the Lease, possession of said Premises shall be given to Lessor. Lessee further covenants with Lessor that upon non-payment of the whole or any part of the rent at the time when the same is promised to be paid and the expiration of a ten (10) day grace period thereafter, Lessor, at its election, may either sue for said rent due, or declare this lease in default and all rent due during the term of the lease shall immediately become due and payable.

     18.  Vacation of Premises
          --------------------

     In case the Premises shall be vacated during the term of this lease, and Lessee neglects to pay the rent on said Premises, Lessor shall have the right to take immediate possession of the Premises and in their discretion may re-let the same and apply the proceeds upon this Lease, said Lessee to remain liable for that portion of the rent and any costs which Lessor is unable to recover from any re-letting of the Premises, including reasonable attorneys fees incurred in connection with the collection of any amounts owed to Lessor under this lease.

     19.  Default of Lessor
          -----------------

     In the event of any default by Lessor of any condition, agreement, term or provision of this lease and the continuance of such default for thirty (30) days after written notice thereof has been given by Lessee to Lessor, then and in such event, Lessee shall have the right then or at any time thereafter while such default or defaults shall continue, to elect:

          (a) To cure the default by taking whatever action or making any payment that may be required to cure the default and in the event that Lessee makes any such payment, then Lessee may deduct such payment from the rent due under this lease; or

          (b)  To declare this lease forfeited and the term ended.

     20.  Default of Lease
          ----------------

     If Lessee shall default in the payment of rent when due or in the performance of any of the covenants and agreements of Lessee herein, or if Lessee shall abandon the Premises, or if a receiver be appointed for Lessee's property, or if the interest of Lessee herein shall be levied upon, Lessor may, in addition to all other remedies provided by the lease, exercise and enforce any of the following remedies, and the election of one remedy shall not preclude enforcement of any other remedy, and failure of Lessor to insist on strict compliance shall not preclude enforcement of any subsequent similar breach. No default under this lease shall be enforced until thirty (30) days after written notice shall have been sent by Lessor to Lessee stating the nature of the breach complained of, and Lessee may, within said thirty (30) days, remedy any breach of the terms of this lease, otherwise such breach shall be in full force and effect and Lessor may prosecute the remedies herein or as provided by law.

          (a) In the event of any such default, Lessor may elect to cancel this lease and terminate the right of Lessee to possession of said Premises and without further notice or demand may, by its officers or agent, re-enter into and upon said Premises or any part thereof with or without process of law and repossess the same and without relinquishing Lessor's right to past and future rents.

          (b) In the event of the default of payment of rent, Lessor may declare the full amount of rent then due and all rent to become due for the remaining period of the lease immediately due and payable.

          (c) Lessor may re-enter and relet said Premises for such rent and upon such terms as may then prevail and such re-entry shall not be deemed a cancellation of this lease, and Lessee shall be entitled to credit for the sum realized from such reletting and shall be liable for the balance as provided in the lease and the terms and conditions thereof, for the unexpired term, but in no event shall Lessor be liable to Lessee for any excess in rents, if any, obtained through such reletting.

     21.  Holdover Tenancy
          ----------------

     If Lessee shall remain in the demised Premises after the expiration of the term, such holding over shall not constitute a renewal or extension of this Lease other than on a month-to-month basis terminable by either party on thirty
(30) days notice to the other. Such month-to-month lease shall be on all of the same terms and conditions as in this Lease contained except for the term.

     22.  Waiver
          ------

     The failure of Lessor to insist upon strict performance of the terms, covenants, agreements or conditions herein contained, or any of them, shall not constitute or be construed as a waiver or relinquishment of Lessor's right to thereafter enforce any such term, covenant, agreement, or condition, but the same shall be continued in full force and effect.

     23.  Assignment or Sublease Prohibited
          ---------------------------------

     Lessee may not assign this lease, or any interest thereunder, nor may it sublease the Premises or any part thereof without prior written approval from Lessor. In addition, Lessor shall be given notice of any change of control of Lessor or any change in its organizational structure.

     24.  Successors and Assigns
          ----------------------

     The conditions, covenants and agreements in this Lease set forth shall be binding upon the parties hereto, and upon their successors and assigns. Notwithstanding anything herein to the contrary, Lessee may pledge its interests in this Lease to any lender to secure financing for Lessee's business operations.

     25.  Notice
          ------

     Notices under this lease shall be sent by U.S. Mail, postage prepaid and addressed as follows:

          Lessor:   Gridley Enterprises, Inc.
                    108 East Third Street
                    P.O. Box 129
                    Gridley, Illinois 61744-0129
                    Attn: Eric Kaufman

          Lessee:   Illinois PCS, L.L.C.
                    111 East First Street
                    Geneseo, Illinois 61254
                    Attn: Tim Yager

     26.  No Oral Agreements
          ------------------

     It is expressly agreed between Lessor and Lessee that there is no verbal understanding or agreement which in any way changes the terms, covenants and conditions herein set forth, and that no modification of this lease shall be effective unless made in writing and duly executed by the Lessor and Lessee.

     27.  Force Majeure
          -------------

     Neither Lessor nor Lessee shall be responsible for failure to perform their obligations under this Lease, nor be liable for loss or damage resulting from such failure, where the same arises from or through acts of God, explosions, sabotage, accidents, riots, civil commotions, act of any foreign country, fire or other casualty, legal requirements, energy shortages, or causes beyond reasonable control.

     28.  Option to Purchase Premises
          ---------------------------

     The Lessor hereby grants to Lessee the option to purchase the Premises from Lessor at the expiration of the fifth year of this Lease for the sum of Four Hundred Fifty Thousand Dollars ($450,000.00), provided Lessee will have fully performed the Lease and made all payments required up to that time, and provided further that written notice of Lessee's election to exercise the option is received by Lessor on or before March 1, 2004. If Lessee fails, neglects or refuses to exercise this option within the time prescribed therefore for any reason, then and in that event this option shall lapse and cease to be of any legal effect.

     The Lessor also grants to Lessee the option to purchase the Premises from Lessor at the end of the term of this Lease or the end of any extension or renewal thereof, provided Lessee will have fully performed the Lease and made all payments required up to that time, and provided further that written notice of Lessee's election to exercise the option is received by Lessor at least 90 days prior to the expiration of the term of this Lease or any extension or renewal thereof. If Lessee fails, neglects or refuses to exercise this option within the time prescribed therefore for any reason, then and in that event this option shall lapse and cease to be of any legal effect.

     The purchase price for the option if exercised at the end of the lease or any extension or renewal thereof shall be the appraisal value of the Premises as determined by an independent appraiser agreeable to both parties. If the parties cannot agree upon a single independent appraiser, then the purchase price shall be the appraised value as determined by three appraisers (or the average thereof), one of which is selected by Lessor, one by Lessee and the third appraiser selected by the first two appraisers so selected.

     In the event of the exercise of either option as provided in this Section of this Lease, Lessor will convey at closing the property to Lessee by warranty deed free and clear of all encumbrances except the taxes and assessments which under this Lease are to be paid by Lessee. Nothing herein, however, will be construed to prevent, prior to consummation of the sale, Lessor's placing such mortgages or deeds of trust on the property as it may see fit. The Lessor will protect and defend Lessee and the property against foreclosure or loss because of any encumbrances created by or through the Lessor. The purchase price will be completed by conveyance of the property and payment of the purchase price within 90 days from the deadline for notice of intent to exercise the option hereunder. Notwithstanding the giving of notice of intent to exercise the option hereunder, Lessee shall remain obligated to pay rent to Lessor and to otherwise perform all of its obligations under the Lease until the closing on the purchase occurs and the purchase price is paid to Lessor.

     29.  Right of First Refusal
          ----------------------

     Notwithstanding the foregoing, if at any time during the term of this Lease or any extension or renewal thereof Lessor shall receive a bona fide offer to purchase the Premises and Lessor, in its sole discretion, intends to accept said offer, then Lessee shall have the first right of refusal to purchase the Premises for the price and on the same terms and conditions contained in the bona fide offer.

     If Lessor receives a bona fide request that it intends to accept, it shall first give written notice to Lessee of the offer to purchase and its intention to accept said offer. Such notice shall include the name and address of the prospective purchaser, the purchase price and the terms and conditions of such desired sale. Upon receipt of said notice, Lessee shall have the exclusive right for a period of sixty (60) days thereafter to offer to purchase the Premises for the price and on the same terms and conditions contained in the bona fide offer. If the Lessee fails to exercise its right of first refusal within the said sixty (60) days, then Lessor may proceed to sell and transfer the Premises to the proposed purchaser identified in the notice for the price and on the same terms and conditions contained in the bona fide offer.

     The right of first refusal in this Section 29 and the options to purchase in Section 28 are mutually exclusive rights granted in the alternative. If the Premises are sold and transferred as provided in this Section 29 to other than Lessee, then the options granted in Section 28 above shall terminate and become void and of no further effect.

     30.  Memorandum of Lease
          -------------------

     The parties shall cooperate in executing a Memorandum of Lease which shall be recorded in the McLean County Recorder's Office.

     IN WITNESS WHEREOF, Lessor and Lessee have hereunto caused this Lease to be executed by their authorized representatives on the day and year above written.

                         LESSOR:    GRIDLEY ENTERPRISES, INC.,
                                    an Illinois Corporation


                                    By: _________________________
                                              Its President

ATTEST:


By: _________________________
          Its Secretary


                         LESSEE:    ILLINOIS PCS, L.L.C.,
                                    an Illinois Limited Liability Company


                                    By:_________________________
                                              Its Manager

ATTEST:_________________________


By:_________________________